Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Mary Beth Syal, Vice President and Chief Operating Officer of The Payden & Rygel Investment Group (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended April 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 27, 2022	/s/ Mary Beth Syal
Mary Beth Syal, Vice President and Chief Operating Officer
(principal executive officer)

I, Brian W. Matthews, Vice President and Chief Financial Officer of The Payden & Rygel Investment Group (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 27, 2022	/s/ Brian W. Matthews
Brian W. Matthews, Vice President and Chief
Financial Officer
(principal financial officer)